Exhibit 99.1
Contact: Barbara Brungess
 610-727-7199; 800-829-3132, ext 7199
 bbrungess@amerisourcebergen.com

Steven H. Collis Succeeds R. David Yost as CEO of AmerisourceBergen

VALLEY FORGE, Pa. July 1, 2011 —AmerisourceBergen Corporation (NYSE: ABC), in accordance with its previously announced succession plan, today announced that Steven H. Collis, 50, has been appointed as the President and Chief Executive Officer of AmerisourceBergen Corporation. Collis succeeds R. David Yost, 63, who retired from his role as Chief Executive Officer and stepped down from the Company’s Board of Directors, effective as of July 1, 2011.

“On behalf of our entire Company, I thank Dave for his 37 years of extraordinary service to AmerisourceBergen, and for his gracious support during the leadership transition,” said Collis. “I am both humbled and honored to be the leader of such a high-performing Company. I believe with our momentum, our position in growing markets, our talented and seasoned management team, and our dedication to efficiency and innovative customer service, we will continue to drive success by growing our business and providing value to our customers, suppliers, shareholders and our associates.”

“I congratulate Steve on his well-deserved promotion to President and Chief Executive Officer of AmerisourceBergen,” said Richard C. Gozon, Chairman of the Board of AmerisourceBergen. “Steve’s demonstrated leadership, his deep knowledge of the industry, and his commitment to excellence have given the Board every confidence that the Company will continue to deliver the outstanding performance that AmerisourceBergen stakeholders have come to expect.”

Collis previously served as President and Chief Operating Officer, responsible for all AmerisourceBergen business units including AmerisourceBergen Drug Corporation (ABDC), AmerisourceBergen Specialty Group (ABSG), AmerisourceBergen Consulting Services (ABCS), and AmerisourceBergen Packaging Group (ABPG). Before being promoted to that position in November 2010, Collis was Executive Vice President of AmerisourceBergen and President of ABDC, the Company’s largest subsidiary with revenues over $60 billion. Over his 17 year tenure with the Company, Collis was the driving force behind growing and developing ABSG into the market-leader it is today, with $16 billion in annualized revenues.

The Company’s Board of Directors currently consists of nine members, including Collis, who was elected to serve on the Board in May 2011.

About AmerisourceBergen
AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With $79 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #27 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements

Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale and purchase of pharmaceutical products or any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to continue to implement an enterprise resource planning (ERP) system to handle business and financial processes and transactions (including processes and transactions relating to our customers and suppliers) of AmerisourceBergen Drug Corporation operations and our corporate functions as intended without functional problems, unanticipated delays and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including changes and/or potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing and service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended September 30, 2010 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.

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